INVESCO Funds Group, Inc.
7800 East Union Avenue
Denver, Colorado 80237
Post Office Box 173706
Denver, Colorado 80217-3706
Telephone: 303-930-6300


January 20, 1994



State Street Bank and Trust Company
1776 Heritage Drive
North Quincy, MA 02171

Gentlemen:

This is to advise you that INVESCO Money Market Funds, Inc. has established a new series of shares to be known as INVESCO U.S. Government Money Fund. In accordance with the Additional Funds provision in Section 17 of the Custodian Contract dated July 1, 1993 between the Fund and State Street Bank and Trust Company, the Fund hereby requests that you act as Custodian for the new shares under the terms of the respective contract beginning the close of business on January 31, 1994.

Please indicate your acceptance of the foregoing by executing two copies of this Letter Agreement, returning one to the Fund and retaining one copy for your records.

INVESCO MONEY MARKET FUNDS, INC.



By:  /s/ Dan J. Hesser
     ---------------------------
     Dan J. Hesser, President


Agreed to this 31 day of January, 1994



By:   Charles N. Whittemore, Jr.
      --------------------------
      Vice President